UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2016

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33458	75-3236470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Innovation Drive Dayton, Ohio		45342
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (866) 548-8348

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael F. Koehler

Teradata Corporation (the “Company”) entered into an agreement (the “Agreement”) with Michael F. Koehler under which he resigned as President and Chief Executive Officer and director of the Company and from all other positions at the Company, effective on May 5, 2016 (the “Separation Date”). Mr. Koehler has served as President and Chief Executive Officer and director of the Company since 2007.

Under the terms of the Agreement, in addition to his accrued benefits as of the Separation Date, on November 6, 2016, the Company will pay Mr. Koehler cash severance of $2,700,000, as required by his offer letter with the Company. In accordance with his offer letter, Mr. Koehler also will be eligible to receive his annual incentive bonus for 2016 under the Company’s Management Incentive Plan, based on the Company’s actual 2016 performance and prorated for the portion of the year through the Separation Date. On the Separation Date, Mr. Koehler will forfeit all unvested stock options, restricted share units and other equity awards. Mr. Koehler’s vested stock options will remain exercisable until the earlier of three years after the Separation Date or their expiration date. During the 18 months following the Separation Date, Mr. Koehler and his spouse will be entitled to receive continued coverage under the Company’s group health and dental plans, with a subsidy by the Company with respect to the health plan such that Mr. Koehler will be obligated to pay only the contributions required of active employees. He also will be permitted to extend such health coverage thereafter, with no subsidy from the Company, until he and his spouse, respectively, reach age 65. Mr. Koehler will continue to be covered by the Company’s officers’ and directors’ indemnification policy and related insurance with respect to his service with the Company. The Agreement includes a standard release of claims and requires Mr. Koehler to confirm that the restrictive covenants that apply to him continue to apply. The Agreement also provides that Mr. Koehler will make himself available, upon the Company’s request, to consult with the Company without additional compensation through December 31, 2016.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Appointment of Victor L. Lund as President and Chief Executive Officer

On May 5, 2016, the Company’s Board of Directors announced that, effective as of May 5, 2016, Victor L. Lund, a current member of the Board of Directors, had been appointed as President and Chief Executive Officer of the Company.

Mr. Lund, age 68, has been a director of the Company since 2007 and has been actively involved in the Board’s oversight of Teradata’s business transformation since the fourth quarter of 2015. He served as the non-executive Chairman of the Board of DemandTec, Inc., a publicly-held, on-demand applications company, from December 2006 until February 2012, and was a member of its board from April 2005 until that time. Mr. Lund served as non-executive Chairman of the Board of Mariner Health Care, Inc., a long-term health care services company, from 2002 until its acquisition in December 2004.

From 1999 until 2002, he served as Vice Chairman of Albertson’s. He served as Chairman of the Board of American Stores Company from 1995 until its acquisition by Albertson’s, Inc. in June 1999, and as Chief Executive Officer of American Stores Company from 1992 until 1999. Prior to joining American Stores Company in 1977, Mr. Lund was a practicing certified public accountant. He also currently serves on the board of directors of Service Corporation International and has served on a number of publicly-traded company boards, including Del Monte Foods Company from March 2005 until 2011.

In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Lund will receive a base salary of $800,000 per year, a target annual incentive bonus of 125% of his base salary (prorated for 2016), and will be eligible to participate in the health, welfare, retirement and other benefit plans (but not including the Company’s change in control plan) generally made available to the Company’s senior executives.

In connection with this appointment, Mr. Lund also will be granted long-term incentive awards with a target award value of $4,000,000, which will be split equally between performance-based restricted share units subject to the same three-year total shareholder return performance goals established for other executive officers for the 2016-2018 performance period (the “TSR Award”) and performance-based restricted share units subject to the same non-GAAP earnings per share performance goals established for other executive officers for the 2016 performance period (the “Non-GAAP EPS Award”). These long-term incentive awards will be granted pursuant to the terms of the Company’s standard award agreements, except that any termination of Mr. Lund’s employment for any reason (other than for cause) will be treated as his retirement for purposes of the vesting of his restricted share units (subject to achievement of the respective performance criteria over the entire applicable performance period) with: (i) the pro rata vesting factor being based on the ratio of the number of months of his service to 8 months if his employment terminates in 2016, and (ii) full vesting if his employment terminates after 2016. Mr. Lund will not become subject to the Company’s stock ownership guidelines applicable to the chief executive officer position but will remain subject to the stock ownership guidelines applicable to outside directors and also will be obligated to hold all shares earned under his performance-based restricted stock units (net of dispositions to pay taxes incurred) while he serves as President and Chief Executive Officer.

Effective on the date of his appointment, Mr. Lund resigned from his membership on the Audit Committee of the Company’s Board of Directors (of which he served as chair) but will remain as a member of the Executive Committee. After that date, he no longer will participate in any cash or equity plans or programs for non-employee directors.

Nancy E. Cooper, currently a member of the Audit Committee, will succeed Mr. Lund as Chair of the Audit Committee.

There is no arrangement or understanding between Mr. Lund and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Lund and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Lund has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On May 5, 2016, the Company issued a press release announcing the leadership changes described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Agreement dated as of May 5, 2016 between Michael F. Koehler and the Company.

99.1	Press release of the Company dated May 5, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

By:	/s/ Laura K. Nyquist
Name:	Laura K. Nyquist
Title:	General Counsel and Secretary

Dated: May 5, 2016

Index to Exhibits

Exhibit No.	Description

10.1	Agreement dated as of May 5, 2016 between Michael F. Koehler and the Company.

99.1	Press release of the Company dated May 5, 2016.